UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

COMMERCESOUTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29422	63-0989868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 East Broad Street Eufaula, AL	36027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 334-687-3581

Eufaula BancCorp, Inc.

(Former name or former address, if changed since last report)

Item 5.	Other Events

On July 24, 2003, BancTrust Financial Group, Inc. and CommerceSouth, Inc. announced that CommerceSouth would merge with BancTrust pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated July 23, 2003. The Merger Agreement is filed as Exhibit 2.1 to this current report on Form 8-K. The joint press release of BancTrust and CommerceSouth announcing approval and execution of the Merger Agreement is filed as Exhibit 99.1 to this report. Exhibits 2.1 and 99.1 are incorporated herein by reference.

Item 7(c).	Exhibits

2.1	Agreement and Plan of Merger dated July 23, 2003 by and between BancTrust and CommerceSouth.

99.1	Press Release issued by the Registrant on July 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCESOUTH, INC.

By	/s/ GREG B. FAISON
Greg B. Faison President and Chief Executive Officer

Date: July 28, 2003